BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20180141535-30
Barbara K. Cegavske	Filing Date and Time
Secretary of State	03/28/2018 3:36 PM
State of Nevada	Entity Number
	E0155432018-1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: FUQUAN FINANCIAL XXXXXXXX Company

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: XXXXX IncSmart.biz.inc
Name

[ ] Noncommercial Registered Agent (name and address below) *OR* [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 200,000,000 XXXXXX
Par value per share: $ .001
Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	Hua Huang	2244 Faraday Avenue	Carlsbad	CA	92008
2)	Albert Hong	2244 Faraday Avenue	Carlsbad	CA	92008

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Albert Hong
X (signature) — Incorporator Signature
Address: 2244 Faraday Avenue | City: Carlsbad | State: CA | Zip Code: 92008

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X ______________________
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 03/26/2018